UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On May 13, 2015, STR Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders approved each of the two proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 31, 2015.

The proposals voted on by the stockholders at the Annual Meeting were as follows:

1.                                      The Company’s stockholders elected seven individuals to the Board of Directors to serve one-year terms or until their successors are duly qualified and elected or until their earlier death, resignation or removal, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew D. Africk	13,795,275	90,230	2,774,951
Eugene C. Cha	13,796,057	88,448	2,774,951
Qu Chao	13,672,422	213,083	2,774,951
John A. Janitz	13,795,275	90,230	2,774,951
Andrew M. Leitch	13,795,275	90,230	2,774,951
Xi (Cindy) Lin	13,672,422	213,083	2,774,951
Robert S. Yorgensen	13,795,275	90,230	2,774,951

2.                                      The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,539,442	119,691	1,323	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: May 13, 2015	By:	/s/ JOSEPH C. RADZIEWICZ
Joseph C. Radziewicz
Vice President, Chief Financial Officer and Chief Accounting Officer